Exhibit 3.3
                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

     First:  That at a meeting of the Board of Directors of
                                                            ------------
     forestindustry.com, Inc.
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     resolutions were duly adopted setting forth a  proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

     The resolution setting forth the proposed amendment is as follows:

     Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " 1 " so that, as amended, said Article shall be and read as follows:
     The new name of the corporation is: Global Golf Holdings, Inc.
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     Second: That thereafter, pursuant to resolution of its Board of
     Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Fourth: That the capital of said corporaiton shall not be reduced under or by reason of said amendment.

                                          BY:     s/Ford Sinclair
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                                                (Authorized Officer)

                                        NAME: Ford Sinclair
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                                                  (Type or Print)

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 03:59 PM  01/07/2003
   030011011 - 2835316